EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and in the related Prospectuses (if applicable):

Form	Registration Number	Date Filed
S-3ASR	333-207757	11/3/15
S-3ASR	333-200347	11/18/14
S-8	333-187703	4/3/13
S-8	333-186250	1/28/13
S-8	333-158573	4/14/09
S-8	333-155775	11/28/08
S-8	333-150043	4/2/08
S-8	333-114094	3/31/04
S-8	333-93231	12/21/99
S-3	33-66614	7/27/93
S-3	33-40920	5/29/91
S-8	33-33724	3/2/90
S-3	33-32712	12/21/89
S-3	33-24660	3/16/89
S-3	33-24659	9/15/88
S-8	33-24658	9/15/88
of our reports dated January 25, 2017, with respect to the consolidated financial statements and schedule of McCormick & Company, Incorporated, and the effectiveness of internal control over financial reporting of McCormick & Company, Incorporated, included in this Annual Report (Form 10-K) of McCormick & Company, Incorporated for the year ended November 30, 2016.

/s/ Ernst & Young LLP
Baltimore, Maryland
January 25, 2017